Exhibit 99.1

Inno Holdings Inc. Announces Pricing of $10,000,000 Initial Public Offering

Brookshire, TX, Dec. 05, 2023 (GLOBE NEWSWIRE) -- Inno Holdings Inc. (“Inno” or the “Company”), an innovative building-technology company with a mission to transform the construction industry with our proprietary cold-formed steel-framing technology and other building innovations, today announced the pricing of its initial public offering (the “Offering”) on December 4, 2023. The Offering consists of 2,500,000 shares of common stock priced at a public offering price of $4 per share, for total gross proceeds of $10,000,000, before deducting underwriting discounts and offering expenses. The shares of common stock have been approved for listing on the Nasdaq Capital Market and are expected to commence trading on December 12, 2023, under the ticker symbol “INHD.”

The Company has granted the underwriters an option, within 45 days from the closing date of the Offering, to purchase up to an additional 375,000 shares of common stock at the public offering price, less underwriting discounts, to cover over-allotment, if any.

The Offering is being conducted on a firm commitment basis. AC Sunshine Securities LLC is acting as representative for the underwriters for the Offering. Winston & Strawn LLP is acting as U.S. counsel to the Company, and Ortoli Rosenstadt LLP is acting as U.S. counsel to the underwriters, in connection with the Offering.

The Company intends to use the proceeds from this Offering to increase our marketing capabilities, increase production capacity, expand research and development, evaluate strategic opportunities and other working capital and general corporate purposes.

A registration statement on Form S-1 (File No. 333- 273429) relating to the Offering, as amended, has been filed with the U.S. Securities and Exchange Commission (the "SEC") and was declared effective by the SEC on November 9, 2023. The Offering is being made only by means of a prospectus. Copies of the final prospectus related to the Offering may be obtained, when available, from AC Sunshine Securities LLC by email at info@acsunshine.com or via standard mail to AC Sunshine Securities LLC, 8761 The Esplanade, Suite 30 Orlando, FL 32836. In addition, a copy of the final prospectus, when available, can also be obtained via the SEC's website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inno Holdings Inc.

Inno is an innovative building-technology company with a mission to transform the construction industry with our proprietary cold-formed steel-framing technology and other innovations. We are a manufacturer of cold-formed-steel members and prefabricated homes. We offer a full range of services required to transform raw materials into precise steel framing products and prefabricated homes. We sell these finished products either to businesses or directly to customers. The finished products and cold-formed-steel members are used in a variety of building types, including residential, commercial, industrial and infrastructure. We hope to transform the construction industry by having our proprietary cold-formed steel-framing technology replace wooden and traditional steel structures.

For more information, please visit https://www.innometalstuds.com.

Forward-Looking Statement

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may, "will, "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company's statements regarding the expected trading of its shares of common stock on the Nasdaq Capital Market and the closing of the Offering. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For investor and media inquiries, please contact:

Underwriters

AC Sunshine Securities LLC

Dr. Ying Cui

Phone: (917) 593-8838

Email: ycui@acsunshine.com

Investor and Media Contacts

Inno Holdings Inc.

Solomon Li, CFO

Phone: (800) 909-8800

Email: ir@innoholdings.com

Redchip Companies Inc.

Kevin Moreland, Specialist

Phone: (407) 571-0900

Email: kevin@redchip.com